UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHANGYOU.COM LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	98-0549988
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

East Tower, Jing Yan Building

No. 29, Shijingshan Road, Shijingshan District

Beijing 100043

People’s Republic of China

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class be to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing two Class A ordinary shares	NASDAQ Stock Market LLC

Class A ordinary shares, par value $0.01 per share	NASDAQ Stock Market LLC*

*	Not for trading, but only in connection with the registration of American Depositary Shares.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-158061 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

This description of the securities to be registered is contained under the headings “Description of Share Capital,” “Description of American Depositary Shares,” and “Taxation” in the registrant’s Registration Statement on Form F-1, filed with the Securities and Exchange Commission on March 17, 2009 (File No. 333-158061), which description is incorporated herein by reference.

ITEM 2.	EXHIBITS.

The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. The necessary exhibits will be supplied to The NASDAQ Stock Market LLC and are not filed with or incorporated by reference to this Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHANGYOU.COM LIMITED

By:	/s/ Tao Wang
Name:	Tao Wang
Title:	Chief Executive Officer

March 25, 2009